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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2001


                                PJ AMERICA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-21587                 61-1308435
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)


                               2300 Resource Drive
                            Birmingham, Alabama 35242
                    (Address of principal executive offices)


                                 (205) 981-2800
              (Registrant's telephone number, including area code)

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5.   Other Events

     On June 29, 2001, PJ America, Inc. announced that the Company has entered into a Merger Agreement with PJ Acquisition Corp. Under the agreement, PJ Acquisition Corp. will commence a tender offer at a price of $8.75 per share, payable in cash, for all of the outstanding shares of PJ America, Inc. not owned by the investor group that has organized PJ Acquisition Corp. and that owns collectively approximately 40% of the outstanding common stock of PJ America, Inc. The tender offer will commence only following preparation and filing of tender offer materials with the Securities and Exchange Commission. Following the completion of the tender offer, PJ Acquisition Corp. will acquire shares not tendered through a back-end merger at the same price as the tender offer. Attached hereto is PJ America, Inc.'s press release announcing the Merger Agreement, subject to, among other things, the conditions contained in the attached release, and a copy of the Merger Agreement.

Item 7. Financial Statements and Exhibits

99.1 Press release announcing Merger Agreement.

99.2 Merger Agreement dated June 28, 2001 between PJ America, Inc. and PJ Acquisition Corp.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PJ AMERICA, INC.




Date:  June 29, 2001                  By       /s/  D. Ross Davison
                                         -----------------------------------
                                         D. Ross Davison
                                         Vice President Administration,
                                         Chief Financial Officer And
                                         Treasurer (Principal Financial Officer)